Exhibit 99.1

              SEQUENOM REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

    SAN DIEGO, Nov. 1 /PRNewswire-FirstCall/ -- Sequenom, Inc. (Nasdaq: SQNM) today reported financial results for the third quarter and the nine-month period ended September 30, 2005. Sequenom's total revenues for the third quarter of 2005 were $4.6 million, compared to $5.2 million for the third quarter of 2004. Total costs and expenses for the third quarter of 2005 were $10.9 million, down from $13.9 million for the third quarter of 2004. Sequenom's net loss for the third quarter of 2005 decreased to $6.0 million, or $0.15 per share, compared to $8.3 million, or $0.21 per share for the third quarter of 2004, representing a 29% improvement in net loss per share.

    Total revenues for the nine-month period ended September 30, 2005 decreased to $15.0 million, compared to $16.4 million for the same period in 2004. The net loss for the nine-month period ended September 30, 2005 decreased to $19.5 million, or $0.48 per share, compared to $28.1 million, or $0.71 per share for the same period in 2004.

    On September 30, 2005, the Company held cash, cash equivalents, short-term investments and restricted cash totaling $19.7 million.

    "We are continuing to implement cost-cutting measures announced last month as part of our new business strategy. We expect to realize $7 to $10 million in improved cash flow in 2006," said Harry Stylli, MBA, Ph.D., President and Chief Executive Officer of Sequenom. "As our focused business strategy gains traction in the near term, we intend to increase our leverage in the market with our iPLEX(TM) assay, our newly launched services business, and eventually through commercial products for quantitative gene expression (QGE) analysis and DNA methylation analysis. Gene expression and methylation analyses are particularly important for epigenetic studies in cancer research," he added. "We also believe the potential of our MassARRAY platform and our intellectual property for non-invasive prenatal molecular diagnostics provides upside for Sequenom in the future."

    Corporate Goals and Milestones

    *  Create Diverse Higher Margin and Recurring Revenue Streams and Drive
       Growth
         Offer QGE and methylation services in 4Q2005 and commercial products for QGE and methylation in 1Q2006
         Offer 2nd generation iPLEX assay with increased multiplexing levels in 4Q2006
         Diversify customer base into pharmaceutical, biotechnology and animal genotyping

    *  Unlock the Upside in Molecular Diagnostics
         Launch non-invasive prenatal diagnostics on MassARRAY system and other platforms
         Implement regulatory strategy
         Develop other diagnostic tests for MassARRAY system
         Introduce the first diagnostic test for Rhesus D incompatibility in
          2007
         Forward integrate or partner with a CLIA lab

    *  Develop Strategic Partnerships in 2006
         Validate, share risk and rapidly expand markets

    *  Improve Operating Efficiencies and Execute Effectively
         Explore out-sourcing opportunities
         Establish effective supply chain management
         Increase productivity

    Web Cast of Conference Call

    Sequenom's management will hold a conference call today at 8:00 a.m. ET to discuss the Company's third quarter 2005 results and update its corporate goals and milestones. A live web cast is available through a link that is posted on the Company's website at www.sequenom.com and at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=84955&eventID=1154536. The web cast will be available online through November 22, 2005. A telephone replay of the conference call also will be available for 48 hours at (800) 753-6121- or (402) 220-2676, conference ID: sequenom.

    About Sequenom

    Sequenom is committed to providing the best genetic analysis products that translate genomic science into superior solutions for molecular medicine and biomedical research. The Company's proprietary MassARRAY system is a high-performance DNA analysis platform that efficiently and precisely measures the amount of genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts.

    Sequenom(R), MassARRAY(R) and iPLEX(TM) are trademarks of Sequenom, Inc.

    Except for the historical information contained herein, the matters set forth in this press release, including statements relating to Sequenom's expected cash flow savings in 2006, intention to increase its leverage in the market with certain products and services, the potential of Sequenom's MassARRAY platform and intellectual property for non-invasive prenatal molecular diagnostics, and all of the statements under the section titled Corporate Goals and Milestones, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the risks and uncertainties associated with Sequenom's financial guidance and expectations, including, but not limited to, the risks and uncertainties associated with implementing cost-cutting measures, and the risks and uncertainties associated with Sequenom's technologies, financial position, market demand for and acceptance of its current products and applications, and developing and commercializing new products, services, and applications, including molecular diagnostics products and applications, partnering with collaborators, and other risks detailed from time to time in Sequenom's SEC filings, including Sequenom's Annual Report on Form 10-K for the year ended December 31, 2004, and most recent Quarterly Report on Form 10-Q. These forward-looking statements are based on current information that is likely to change and speak only as of the date hereof.

SEQUENOM, Inc.
Condensed Consolidated Financial Statements
(in thousands, except per share data)

Consolidated Summary of Operations

                                      Three Months Ended        Nine Months Ended
                                         September 30,             September 30,
                                   -----------------------   -----------------------
                                      2005         2004         2005         2004
                                   ----------   ----------   ----------   ----------
                                         (Unaudited)               (Unaudited)
Revenues:
  Consumables                      $    2,846   $    3,509   $    8,244   $    9,541
  Other product related                 1,694        1,316        6,428        5,936
  Services                                 --           --           --          199
  Research                                 27          420          351          677
    Total revenues                      4,567        5,245       15,023       16,353

Costs and expenses:
  Cost of product & service
   revenue                              2,032        2,469        7,805        8,971
  Research and development
   expenses                             2,547        3,524        8,771       14,726
  Selling and marketing
   expenses                             2,828        2,591        8,460        8,259
  General and administrative
   expenses                             2,342        2,680        8,460        9,388
  Restructuring charge                    526        1,943          314        1,943
  Amortization of acquired
   intangibles                            504          681        1,511        2,394
  Amortization of deferred
   stock-based compensation                89           --          342           --
    Total costs and expenses           10,868       13,888       35,663       45,681

Operating loss                         (6,301)      (8,643)     (20,640)     (29,328)

Net interest income                        75           81          253          238
Other income, net                         (44)         (17)         207          177
Loss before income taxes               (6,270)      (8,579)     (20,180)     (28,913)
  Deferred income tax benefit             232          275          697          856

Net loss                           $   (6,038)  $   (8,304)  $  (19,483)  $  (28,057)

Net loss per share,
 basic and diluted:                $    (0.15)  $    (0.21)  $    (0.48)  $    (0.71)

Weighted average of
 shares outstanding,
 basic and diluted                     40,343       39,674       40,382       39,645

Consolidated Balance Sheet Information

                             September 30,    December 31,
                                 2005            2004
                             -------------   -------------
                              (Unaudited)      (Audited)
Assets:
  Cash, cash equivalents,
   short-term investments
   and restricted cash       $      19,684   $      37,943
  Property, equipment
   and leasehold
   improvements, net                 5,977           6,722
  Other assets, including
   intangibles                      11,720          13,821
  Total assets               $      37,381   $      58,486

Liabilities and
 Stockholders' Equity:
  Deferred revenue                   1,937           1,424
  Other liabilities                 16,714          18,990
  Stockholders' equity              18,730          38,072
  Total liabilities and
   stockholders' equity      $      37,381   $      58,486

SOURCE  Sequenom, Inc.
    -0-                             11/01/2005
    /CONTACT: Amy Caterina, Investor Relations, of Sequenom, Inc., +1-858-202-9033, acaterina@sequenom.com/
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    /Web site:  http://www.sequenom.com/